EXHIBIT 5
[SAUL EWING LLP LETTERHEAD]

July 21, 2006
NRG Energy, Inc.
211 Carnegie Center
Princeton, New Jersey 08540
Ladies and Gentlemen:
     We refer to the Registration Statement on Form S-8 (the “Registration Statement”) of NRG Energy, Inc., a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission covering the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 4,000,000 shares of common stock, par value $.01 per share, of the Company (the “Shares”), issuable under the Company’s Long-Term Incentive Plan, as amended (the “Plan”).
     We have examined the Registration Statement and such records, certificates and documents as we have deemed necessary or appropriate for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies.
     Based on and subject to the foregoing, it is our opinion that:
     1. the Company is duly organized, validly existing and in good standing under the laws of the State of Delaware; and
     2. the issuance of the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, the shares will be duly and validly issued, fully paid and non-assessable (except as to Shares issued pursuant to certain deferred payment arrangements, which will be fully paid and non-assessable when such deferred payments are made in full).
     We hereby consent to use of our name in the Registration Statement as counsel who will pass upon the legality of the Shares for the Company and as having prepared this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/ SAUL EWING LLP
Saul Ewing LLP